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                                                                     EXHIBIT 2.1





                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                           MULTIPOINT NETWORKS, INC.,

               CERTAIN SHAREHOLDERS OF MULTIPOINT NETWORKS, INC.,

                                 WIRELESS, INC.,

                                       AND

                     CERTAIN SHAREHOLDERS OF WIRELESS, INC.

                                  JUNE 4, 1998

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                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I THE MERGER ......................................................2
         1.1 The Merger ...................................................2
         1.2 Closing; Effective Time ......................................2
         1.3 Effect of the Merger .........................................2
         1.4 Articles of Incorporation; Bylaws ............................2
         1.5 Directors and Officers .......................................2
         1.6 Effect on Capital Stock ......................................3
         1.7 Surrender of Certificates ....................................4
         1.8 No Further Ownership Rights in Target Capital Stock ..........6
         1.9 Lost, Stolen or Destroyed Certificates .......................6
         1.10 Tax Consequences ............................................6
         1.11 Exemption from Registration .................................6
         1.12 Taking of Necessary Action; Further Action ..................7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF TARGET .......................7
         2.1 Organization, Standing and Power .............................7
         2.2 Capital Structure ............................................7
         2.3 Authority ....................................................9
         2.4 Financial Statements .........................................9
         2.5 Absence of Certain Changes ..................................10
         2.6 Absence of Undisclosed Liabilities ..........................10
         2.7 Litigation ..................................................10
         2.8 Governmental Authorization ..................................10
         2.9 Title to Property ...........................................11
         2.10 Intellectual Property ......................................11
         2.11 Environmental Matters ......................................12
         2.12 Taxes ......................................................12
         2.13 Employee Benefit Plans .....................................14
         2.14 Employees and Consultants ..................................16
         2.15 Related-Party Transactions .................................17
         2.16 Insurance ..................................................17
         2.17 Compliance with Laws .......................................18
         2.18 Brokers' and Finders' Fees .................................18
         2.19 Material Contracts .........................................18
         2.20 No Breach of Material Contracts ............................19
         2.21 Third-Party Consents .......................................19
         2.22 Representations Complete ...................................19

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR ...................20
         3.1 Organization, Standing and Power ............................20
         3.2 Capital Structure ...........................................20
         3.3 Authority ...................................................21
         3.4 Financial Statements ........................................22


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         3.5 Absence of Certain Changes ..................................22
         3.6 Absence of Undisclosed Liabilities ..........................22
         3.7 Litigation ..................................................23
         3.8 Governmental Authorization ..................................23
         3.9 Title to Property ...........................................23
         3.10 Intellectual Property ......................................23
         3.11 Environmental Matters ......................................24
         3.12 Taxes ......................................................24
         3.13 Employee Benefit Plans .....................................26
         3.14 Employees and Consultants ..................................28
         3.15 Related-Party Transactions .................................29
         3.16 Insurance ..................................................30
         3.17 Compliance with Laws .......................................30
         3.18 Brokers' and Finders' Fees .................................30
         3.19 Material Contracts .........................................30
         3.20 No Breach of Material Contracts ............................31
         3.21 Representations Complete ...................................31

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME ...........................32
         4.1 Conduct of Business of Target and Acquiror ..................32

ARTICLE V ADDITIONAL AGREEMENTS ..........................................34
         5.1 Preparation of Information Statement Proxy Statement ........34
         5.2 Shareholders Meeting or Consent Solicitation ................35
         5.3 Access to Information .......................................35
         5.4 Public Disclosure ...........................................36
         5.5 Consents; Cooperation .......................................36
         5.6 Update Disclosure; Breaches .................................36
         5.8 Indemnification .............................................36
         5.9 Legal Requirements ..........................................37
         5.10 Tax-Free Reorganization ....................................37
         5.11 Blue Sky Laws ..............................................37
         5.12 Stock Options ..............................................37
         5.13 Additional Agreements; Best Efforts ........................38
         5.14 Employee Benefits ..........................................38

ARTICLE VI CONDITIONS TO THE MERGER ......................................38
         6.1 Conditions to Obligations of Each Party to Effect the Merger.38
         6.2 Additional Conditions to Obligations of Target ..............39
         6.3 Additional Conditions to the Obligations of Acquiror ........40

ARTICLE VII TERMINATION, EXPENSES, AMENDMENT AND WAIVER ..................42
         7.1 Termination .................................................42
         7.2 Effect of Termination .......................................43
         7.3 Expenses and Termination Fees ...............................43
         7.4 Amendment ...................................................43
         7.5 Extension; Waiver ...........................................43


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ARTICLE VIII ESCROW AND INDEMNIFICATION ..................................44
         8.1 Survival of Representations, Warranties and Covenants .......44
         8.2 Indemnity by Target Shareholders ............................44
         8.3 Indemnity by Acquiror .......................................44
         8.4 Damage Threshold ............................................45
         8.5 Damage Limitations ..........................................45
         8.13 Maximum Liability and Remedies .............................45

ARTICLE IX GENERAL PROVISIONS ............................................46
         9.1 Notices .....................................................46
         9.2 Interpretation ..............................................47
         9.3 Counterparts ................................................48
         9.4 Entire Agreement; No Third Party Beneficiaries ..............48
         9.5 Severability ................................................48
         9.6 Remedies Cumulative .........................................48
         9.7 Governing Law ...............................................48
         9.8 Assignment ..................................................48
         9.9 Rules of Construction .......................................49


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SCHEDULES

Schedule A - Shareholders of Wireless, Inc. that are Parties to this Agreement Schedule B - Shareholders of Multipoint Networks, Inc. that are Parties to this
              Agreement
Schedule C -  Target Disclosure Letter
Schedule D -  Acquiror Disclosure Letter
Schedule E -  Option Schedule

EXHIBITS

Exhibit A  -  Agreement of Merger
Exhibit B  -  Exchange Ratios
Exhibit C  -  Amended and Restated Articles of Incorporation of Acquiror
Exhibit D  -  FIRPTA Notice

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                      AGREEMENT AND PLAN OF REORGANIZATION

          This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of June 4, 1998, by and among Wireless, Inc., a California corporation ("ACQUIROR"), the shareholders of Acquiror listed on SCHEDULE A hereto (the "ACQUIROR SHAREHOLDERS"), Multipoint Networks, Inc., a California corporation ("TARGET"), and the shareholders of Target listed On SCHEDULE B hereto (the "TARGET SHAREHOLDERS").

                                    RECITALS

          A. The Boards of Directors of Target and Acquiror believe it is in the best interests of their respective companies and the shareholders of their respective companies that Target and Acquiror combine into a single company through the statutory merger of Target with and into Acquiror (the "MERGER") and, in furtherance thereof, have approved the Merger.

          B. Since July 1997, William Gibson and Charles Pai, the Chief Executive Officer and Chief Financial Officer of Acquiror, respectively, have also been serving as the Chief Executive Officer and Chief Financial Officer, respectively, of Target. Certain other representatives of Acquiror have also been acting on behalf of Target. In addition, Acquiror owns in excess of twenty percent (20%) of the capital stock of Target.

          C. Various of the functional units of Acquiror and Target, including sales, marketing, finance and engineering, are currently combined.

          D. Carol Lefcourt, a director of Acquiror, and Michael Hone, a director of Target, have been authorized to sign this Agreement on behalf of Acquiror and Target, respectively.

          E. Pursuant to the Merger, among other things, each outstanding share of capital stock of Target ("TARGET CAPITAL STOCK"), shall be converted into shares of capital stock of Acquiror ("ACQUIROR CAPITAL STOCK"), at the rates set forth herein.

          F. Target and Acquiror desire to make certain representations and warranties and other agreements in connection with the Merger.

          G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code.

          NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

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                                    ARTICLE I

                                   THE MERGER

          1.1. THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Agreement of Merger attached hereto as EXHIBIT A (the "AGREEMENT OF MERGER") and the applicable provisions of the California Corporations Code ("CALIFORNIA LAW"), Target shall be merged with and into Acquiror, the separate corporate existence of Target shall cease, and Acquiror shall continue as the surviving corporation. Acquiror as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

          1.2. CLOSING; EFFECTIVE TIME. The closing of the transactions contemplated hereby (the "CLOSING") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "CLOSING DATE"). The Closing shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California, or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger, together with the required officers' certificates, with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time and date of such filing being the "EFFECTIVE TIME" and the "EFFECTIVE DATE," respectively).

          1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4. ARTICLES OF INCORPORATION; BYLAWS.

               (a) At the Effective Time, the Restated Articles of Incorporation of Acquiror, as in effect immediately prior to the Effective Time and attached hereto as EXHIBIT C, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by California Law.

               (b) The Bylaws of Acquiror, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          1.5. DIRECTORS AND OFFICERS. At the Effective Time, the directors of Acquiror shall be Andrew Fillat, William Gibson, Michael Hone, Carol Lefcourt, Charles Pai and Marino Polestra, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Acquiror immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until


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such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

          1.6. EFFECT ON CAPITAL STOCK. By virtue of the Merger and without any action on the part of Acquiror, Target or the holders of any of Target's securities:

               (a) CONVERSION OF TARGET CAPITAL STOCK. The maximum number of shares of Acquiror Common and Preferred Stock to be issued (including Acquiror Common Stock to be reserved for issuance upon exercise of warrants to purchase shares of Target Common Stock (the "TARGET WARRANTS") and options to purchase shares of Target Common Stock (the "TARGET OPTIONS") assumed by Acquiror pursuant to Section 5.11 hereof) in exchange for the acquisition by Acquiror of all outstanding Target Capital Stock and all unexpired and unexercised Target Options and Target Warrants shall be 2,955,195 and 2,146,867 shares, respectively, reduced as a result of any Dissenting Shares (as defined below). No adjustment shall be made in the number of shares of Acquiror Common or Preferred Stock issued in the Merger as a result of (x) any increase or decrease in the market value of Acquiror Common or Preferred Stock prior to the Effective Time or (y) any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding Target Options or Target Warrants. Subject to the terms and conditions of this Agreement and the Agreement of Merger as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Target Capital
Stock:

                   (i) At the Effective Time, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Chapter 13 of the California Law ("DISSENTING SHARES")) shall be converted and exchanged for such number of shares of Acquiror Common Stock as shall be determined in accordance with item (i) of EXHIBIT B hereof (the "COMMON EXCHANGE RATIO").

                   (ii) At the Effective Time, each share of Target Series 1 Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and Dissenting Shares) shall be converted and exchanged for such number of shares of Acquiror Series C Preferred Stock as shall be determined in accordance with item (ii) of EXHIBIT B hereof (the "SERIES 1 EXCHANGE RATIO").

               (b) CANCELLATION OF TARGET CAPITAL STOCK OWNED BY ACQUIROR OR TARGET. At the Effective Time, each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to The Effective Time shall be canceled and extinguished without any conversion thereof.

               (c) TARGET STOCK OPTION PLANS. At the Effective Time, the Target 1992 Stock Option Plan and the Target 1996 Stock Option Plan (the "TARGET STOCK OPTION PLANS") and all options to purchase Target Common Stock then outstanding under the Target Stock Option Plans shall be assumed by Acquiror in accordance with Section 5.11.

               (d) TARGET WARRANTS. At the Effective Time, all outstanding Target Warrants that do not terminate by their terms shall be converted into warrants to acquire Acquiror Common Stock in accordance with their terms.

               (e) ADJUSTMENTS TO EXCHANGE RATIOS. The Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Capital Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Capital Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time.

               (f) FRACTIONAL SHARES. No fraction of a share of Acquiror Common or Preferred Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common or Preferred Stock (after aggregating all fractional shares of Acquiror Common or Preferred Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the price of one share of Acquiror Common or Preferred Stock, as the case may be, immediately prior to the Merger, as determined by the Board of Directors of Acquiror (the "CLOSING PRICE.")

               (g) DISSENTERS' RIGHTS. Any Dissenting Shares shall not be converted into Acquiror Common or Preferred Stock, but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. Target agrees that, except with the prior written consent of Acquiror, or as required under California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("DISSENTING SHAREHOLDER") who, pursuant to the provisions of California law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only alter the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Target Capital Stock, the number of shares of Acquiror Common or Preferred Stock to which such shareholder would otherwise be entitled under this Section
1.6 and the Agreement of Merger.

               (h) Acquiror and Target each contemplate that they may incur certain indebtedness for money borrowed prior to the Effective Time. Any such indebtedness incurred by Target prior to the Effective Time will, by virtue of the Merger, become indebtedness of the Surviving Corporation. Each of such parties also contemplates that any such amounts (together with interest) will be converted into Preferred Stock in the next equity financing consummated by the Surviving Corporation after the Closing Date. Acquiror and Target also contemplate that such additional indebtedness will not affect the exchange rates in the Merger.

          1.7. SURRENDER OF CERTIFICATES.

               (a) EXCHANGE AGENT. Gibson Dunn & Crutcher, counsel to the Acquiror, shall act as exchange agent (the "EXCHANGE AGENT") in the Merger.


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

               (b) ACQUIROR TO PROVIDE COMMON STOCK AND CASH. Promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, (i) the shares of Acquiror Common and Preferred Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time, and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(f).

               (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Acquiror shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") that immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive shares of Acquiror Common or Preferred Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common or Preferred Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common or Preferred Stock and payment in lieu of fractional shares that such holder has the right to receive pursuant to
Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common or Preferred Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

               (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Acquiror Common or Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common or Preferred Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common or Preferred Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time that would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common or Preferred Stock.

               (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Acquiror Common or Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that

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the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common or Preferred Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

               (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, Acquiror or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (g) DISSENTING SHARES. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common or Preferred Stock to which such holder is entitled pursuant to Section 1.6 hereof.

          1.8. NO FURTHER OWNERSHIP RIGHTS IN TARGET CAPITAL STOCK. All shares of Acquiror Common or Preferred Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

          1.9. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common or Preferred Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          1.10. TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. No party shall take any action that would, to such party's knowledge, cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368 of the Code.

          1.11. EXEMPTION FROM REGISTRATION. The shares of Acquiror Common and Preferred Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of Section 3(a)(10) thereof. The shares of Acquiror Common and Preferred Stock to be issued in connection with the Merger will be qualified under California Law, pursuant to
Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law. Such fairness hearing will also address the assumption by Acquiror of the Target Options and Target Warrants, as described in Sections 1.6(c) and 1.6(d) hereof, respectively. Each of Acquiror and Target shall use its best efforts to file an application for issuance of a permit to issue such securities and assume such options and warrants as soon as practicable after the date of this Agreement. The registration of certain of the shares with the Securities and Exchange Commission (the "SEC") and their resale shall be subject to the terms and conditions of a registration rights agreement in a form reasonably acceptable to Target and Acquiror (the "REGISTRATION RIGHTS AGREEMENT").

          1.12. TAKING OF NECESSARY ACTION: FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Acquiror are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF TARGET

          Target and the Target Shareholders represent and warrant to Acquiror that the statements contained in this Article II are true and correct, except as set forth in the disclosure letter delivered by Target to Acquiror prior to the execution and delivery of this Agreement and attached hereto as SCHEDULE C (the "TARGET DISCLOSURE LETTER"). Any reference in this Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

          2.1. ORGANIZATION, STANDING AND POWER. Target is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 9.2) on Target. Target has delivered to Acquiror a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Target, each as amended to date. Target is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          2.2. CAPITAL STRUCTURE. The authorized capital stock of Target consists of 60,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock (20,000,000 of which have been designated as Series 1 Preferred Stock), of which there were issued and outstanding as of the date of this Agreement 30,806,754 shares of Common Stock and 19,534,200 shares of Series 1 Preferred Stock (the "SERIES 1 PREFERRED"). There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement, other than pursuant to the exercise of (i) outstanding Target Warrants and (ii) options outstanding as of the date of this Agreement under the Target Stock Option Plans. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Articles of Incorporation or Bylaws of Target, or any agreement to which Target is a party or by which it is bound. As of the date of this Agreement, Target has reserved 20,000,000 shares of Common Stock for issuance upon conversion of the Series 1 Preferred. As of the date of this Agreement, there are currently outstanding (i) options to purchase 2,222,100 shares of Common Stock granted to employees and other service providers pursuant to the Target Stock Option Plans, and (ii) warrants to purchase 988,554 shares of Common Stock upon exercise of the Target Warrants. Except for (i) the rights created pursuant to this Agreement and (ii) Target's right to repurchase any unvested shares under the Target Stock Option Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating or allowing Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Capital Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to the voting, purchase or sale of Target Capital Stock (i) between or among Target and any of its shareholders and (ii) to the best of Target's knowledge, among any of Target's shareholders or between any of Target's shareholders and any third party. The terms of the Target Stock Option Plans permit the assumption of such Target Stock Option Plans by Acquiror or the substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of the outstanding options, the Target shareholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for such options. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plans have been made available to Acquiror, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the form made available to Acquiror. All outstanding Common Stock and Series 1 Preferred was issued in compliance with all applicable federal and state securities laws.

Target contemplates that it may incur certain indebtedness (which may be convertible into securities of such corporation and which may include warrant coverage) for money borrowed prior to the Effective Time. Any such indebtedness incurred by Target prior to the Effective Time will, by virtue of the Merger, become indebtedness of the Surviving Corporation. Each of Acquiror and Target contemplates that any such amounts (together with interest) will be convened into Preferred Stock in the next equity financing consummated by the Surviving Corporation after the Closing Date. Acquiror and Target also contemplate that such additional indebtedness will not affect the exchange rates in the Merger.

          2.3. AUTHORITY.

               (a) Target has all requisite corporate power and authority to enter into this Agreement and the Agreement of Merger, and to consummate the transactions contemplated hereby the thereby. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's shareholders. This Agreement and Agreement of Merger have been duly executed and delivered by Target and constitute the valid and binding obligations of Target enforceable against Target in accordance with their terms.

               (b) The execution and delivery of this Agreement and the Agreement of Merger by Target do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target, as amended, or (ii) any Material Agreement (as defined in Section 2.19), permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

               (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to Target in connection with the execution and delivery of this Agreement and the Agreement of Merger or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country;
(iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (iv) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

          2.4. FINANCIAL STATEMENTS. Target has delivered to Acquiror its unaudited financial statements (balance sheet, statement of operations, statement of shareholders' equity and statement of cash flows) as at and for the fiscal year ended December 31, 1997, and its unaudited financial statements (balance sheet and statement of operations) as at and for the four-month period ended April 30, 1998 (collectively, the "TARGET FINANCIAL STATEMENTS"). The Target Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Target Financial Statements fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject in the case of the unaudited financial statements to normal year-end audit adjustments, which are not material in the aggregate. Target maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.5. ABSENCE OF CERTAIN CHANGES. Since April 30, 1998 (the "TARGET BALANCE SHEET DATE"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Target;
(ii) any acquisition, sale or transfer of any material asset of Target; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any Material Contract entered into by Target, other than as provided to Acquiror, or any material amendment or termination of, or default under, any Material Contract to which Target is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors, employees or consultants; or (viii) any negotiation or agreement by Target to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

          2.6. ABSENCE OF UNDISCLOSED LIABILITIES. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet at April 30, 1998 (the "TARGET BALANCE SHEET"), (ii) those incurred in the ordinary course of business prior to the Target Balance Sheet Date and not required to be set forth in the Target Balance Sheet under GAAP,
(iii) those incurred in the ordinary course of business since the Target Balance Sheet Date in amounts consistent with prior periods, and (iv) those incurred in connection with the execution of this Agreement.

          2.7. LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened (including allegations that could form the basis for future action) against Target or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in the Target Disclosure Letter. Target does not have any plans to initiate any litigation, arbitration or other proceeding against any third party.

          2.8. GOVERNMENTAL AUTHORIZATION. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest ((i) and (ii) herein collectively called "TARGET AUTHORIZATIONS"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

          2.9. TITLE TO PROPERTY. Target has good and marketable title to all of its properties, interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted or that are reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Target Balance Sheet Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, and (ii) liens securing debt that are reflected on the Target Balance Sheet. The plants, property and equipment of Target that are used in the operations of its business are in good operating condition and repair. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.

         2.10. INTELLECTUAL PROPERTY.

               (a) Target is the sole and exclusive owner of all Target Intellectual Property (defined below) free of all contingent and noncontingent liens, restrictions, interests, rights of reversion or termination, and all other encumbrances of any nature. The conduct of Target's business as currently conducted will not infringe, misappropriate or violate any Intellectual Property (defined below) of others. With respect to patent rights, moral rights and Mark rights (defined below), the foregoing representations and warranties of this paragraph are made only to Target's knowledge.

               (b) All Target Intellectual Property that is the subject of any application, registration or issuance with or from any governmental entity is identified on the Target Disclosure Schedule; all such registered or issued Intellectual Property is free from any challenge (or threat thereof) and Target is not aware of any specific basis therefor. All such applications, registrations and issuances have been properly maintained. Target has adequately protected all other Target Intellectual Property through the use of confidentiality agreements and otherwise and Target is not aware of any use, exercise or exploitation of any Target Intellectual Property, except as authorized by Target.

               (c) Each current and former employee and contractor of Target has executed and delivered (and to Target's knowledge, is in compliance with) an agreement in substantially the form of Target's standard Proprietary Information and Inventions Agreement (in the case of an employee) or Target's standard Consulting Agreement (in the case of a contractor) (which agreement provides valid written assignments of all title and rights to any Target Intellectual Property conceived or developed thereunder or otherwise in connection with his or her consulting or employment).

               (d) "INTELLECTUAL PROPERTY" means patent rights; trade name, trademark, service mark and similar rights ("MARK" rights); copyrights; mask work rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto. "TARGET INTELLECTUAL PROPERTY" means all Intellectual Property that has been, is, or is proposed to be owned by Target, or used, exercised, or exploited, or otherwise necessary for, Target's business as currently conducted or as proposed to be conducted.

         2.11. ENVIRONMENTAL MATTERS. Target is and has at all times operated its business in material compliance with all Environmental Laws, and to the best of Target's knowledge, no material expenditures are or will be required in order to comply with such Environmental Laws. "ENVIRONMENTAL LAWS" means all applicable statutes, roles, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials.

         2.12. TAXES.

               (a) All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax authority with respect to any Taxable period ending on or before the Closing, by or on behalf of Target (collectively, "TAX RETURNS" and individually a "TAX RETURN"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Target Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the Target Balance Sheet Date and Target has not and will not incur any Tax liability in excess of the amount reflected on the Target Balance Sheet included in the Target Financial Statements with respect to such periods, and (ii) properly accrue in accordance with GAAP all material liabilities for Taxes payable after the Target Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Target Financial Statements relating to Tax matters is true, complete and accurate in all material respects. No material Tax liability since the Target Balance Sheet Date has been incurred by Target other than in the ordinary course of business, and adequate provision has been made by Target for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

               (b) Target has previously provided or made available to Acquiror true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by Acquiror, prior to or following the date hereof, presently existing information statements and reports. Target has withheld and paid to the applicable financial institution or Tax authority all amounts required to be withheld. To the best knowledge of Target, no Tax Returns filed with respect to Taxable years of Target through the Taxable year ended December 31, 1997 in the case of the United States, have been examined and closed. Target (or any member of any affiliated or combined group of which Target has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Target) investigation now pending or (to the knowledge of Target) threatened against or with respect to Target in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by Target, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to Target, materially and adversely affect the liability of Target for Taxes. There are no liens for

Taxes (other than for current Taxes not yet due and payable) upon the assets of Target. Target has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Target is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Target nor any person on behalf of Target has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of
Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341 (f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Target. None of the assets of Target is property that Target is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of Target directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of Target is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Target has not made and will not make a deemed dividend election under Treas. Reg. Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Target has never been a party to any transaction intended to qualify under Section 355 of the Internal Revenue Code or any corresponding provision of state law. Target has not participated in (and will not participate in) an international boycott within the meaning of
Section 999 of the Code. No Target shareholder is other than a United States person within the meaning of the Code. Target does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and Target has not engaged in a trade or business within any foreign country. Target has never elected to be treated as an S-corporation under
Section 1362 of the Code or any corresponding provision of federal or state law. All material elections with respect to Target's Taxes are reflected on the Target Tax Returns for such periods, copies of which have been provided or made available to Acquiror. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Acquiror, which consent will not be unreasonably withheld or delayed. Target is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Target is not currently and never has been subject to the reporting requirements of
Section 6038A of the Code. There is no agreement, contract or arrangement to which Target is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4), 162 (other than 162(a)) or 404 of the Code. Target is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Target nor does Target owe any amount under any such Agreement. Target has previously provided or made available to Acquiror true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by Acquiror, prior to or following the date hereof, presently existing information statements and reports. Target is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

          (c) For purposes of this Agreement, the following terms have the following meanings: "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "TAX AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this section 2.12, the term "TARGET" means Target and any entity included in, or required under GAAP to be included in, any of the Target Financial Statements.

         2.13. EMPLOYEE BENEFIT PLANS.

               (a) for all purposes under this Section 2.13 "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") that, together with Target, is treated as a single employer under Section 4001(b) of ERISA or Section 414 of the Code. Except for the plans and agreements listed in the Target Disclosure Schedule (collectively, the "PLANS"), Target and its ERISA Affiliates do not maintain, are not a party to, do not contribute to and are not obligated to contribute to, and are employees or former employees of Target and its ERISA Affiliates and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

                   (i) Any employee benefit plan, as defined in section 3(3) of ERISA;

                   (ii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement; or

                   (iii) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

               (b) Neither Target nor any ERISA Affiliate has, since January 1, 1992, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

               (c) Target has provided to Acquiror complete, accurate and current copies of each of the following:

                   (i) The text (including amendments) of each of the Plans, to the extent reduced to writing;

                   (ii) A summary of each of the Plans, to the extent not previously reduced to writing;

                   (iii) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                         (1) The most recent summary plan description, as
described in section 102 of ERISA;

                         (2) Any summary of material modifications that has been
distributed to participants but has not been incorporated in an updated summary plan description furnished under Subparagraph (1) above; and

                         (3) The annual report, as described in section 103 of
ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

                   (iv) With respect to each Plan that is intended to qualify under section 401(a) of the Code the most recent determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

               (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

               (e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

               (f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

               (g) Each Plan that is intended to qualify under section 401(a) of the Code meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401 (b) of the Code and the regulations thereunder. Each such Plan has been administered in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) and the applicable provisions of ERISA and the Code and the regulations thereunder, except to the extent that a failure to be so administered would not have a Material Adverse Effect.

               (h) Neither Target nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA, except to the extent that any such liability would not have a Material Adverse Effect.

               (i) All contributions, premiums or other payments due from the Target to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Target. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

         2.14. EMPLOYEES AND CONSULTANTS.

               (a) Target has provided Acquiror with a true and complete list of all individuals employed by the Company as of the date hereof and the position and base compensation payable to each such individual. The Target Disclosure Letter contains a description of any written or oral employment agreements, consulting agreements or termination or severance agreements to which Target is a party.

               (b) Target is not a party to or subject to a labor union or a collective bargaining agreement or arrangement and is not a party to any labor or employment dispute.

               (c) The consummation of the transactions contemplated herein will not result in (i) any amount becoming payable to any employee, director or independent contractor of Target, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or (iv) any cost becoming due or accruing to Target or Acquiror with respect to any employee, director or independent contractor of Target.

               (d) Target is not obligated and upon consummation of the Merger will not be obligated to make any payment or transfer any property that would be considered a "parachute payment" under section 280G(b)(2) of the Code.

               (e) To the knowledge of Target, no employee of Target has been injured in the work place or in the course of his or her employment, except for injuries that are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

               (f) Target has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best knowledge of Target, the information and documents on which Target relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Target pursuant to IRCA, and to the knowledge of Target, there is no basis for the filing of such a complaint.

               (g) Target has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of Target, is there a basis for any complaint, except such complaints as could not reasonably be expected to have a Material Adverse Effect.

               (h) Target's action in complying with the terms of this Agreement will not violate any agreements with any of Target's employees.

               (i) Target has filed all required reports and information with respect to its employees that are due prior to the Closing Date and otherwise has complied in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state laws and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies, except to the extent that any such failure to file or comply would not have a Material Adverse Effect on Target. Target has filed and shall file any such reports and information that are required to be filed prior to the Closing Date.

               (j) Target is not aware that any of its employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "EMPLOYEE OBLIGATION") that would interfere with the use of his or her best efforts to promote the interests of Target or that would conflict with any of Target's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of Target's business as conducted or proposed, will, to Target's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation.

          2.15. RELATED-PARTY TRANSACTIONS. No employee, officer or director of Target or member of his or her immediate family is indebted to Target, nor is Target indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of Target's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Target is affiliated or with which Target has a business relationship, or any firm or corporation that competes with Target, except to the extent that employees, officers, or directors of Target and members of their immediate families own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of Target is directly or indirectly interested in any material contract with Target.

          2.16. INSURANCE. Target has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.17. COMPLIANCE WITH LAWS. Target has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

         2.18. BROKERS' AND FINDERS' FEES. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.19. MATERIAL CONTRACTS. Except for the material contracts described in the Target Disclosure Schedule (collectively, the "TARGET MATERIAL CONTRACTS"), Target is not a party to or bound by any material contract, including without limitation:

               (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

               (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $100,000 over the life of the contract;

               (c) any contract that expires or may be renewed at the option of any person other than the Target so as to expire more than one year after the date of this Agreement;

               (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

               (e) any contract for capital expenditures in excess of $100,000 in the aggregate;

               (f) any contract limiting the freedom of the Target to engage in any line of business or to compete with any other person or any confidentiality, secrecy or non-disclosure contract;

               (g) any contract pursuant to which Target leases any real property;

               (h) any contract pursuant to which the Target is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

               (i) any contract with any person with whom the Target does not deal at arm's length within the meaning of the Code;

               (j) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

               (k) any license, sublicense or other agreement to which Target is a party (or by which it or any Target Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to Use, or given access to any Target Intellectual Property, other than (A) access to or Use of standard object code product pursuant to a customary non-exclusive end-user, object code, internal-use software license and support/maintenance agreements entered into in the ordinary course of business or (B) access provided in the ordinary course of business under a customary nondisclosure/nonuse agreement;

               (l) any license, sublicense or other agreement pursuant to which Target has been or may be assigned or authorized to Use, or has or may incurred any obligation in connection with, (A) any third party Intellectual Property or
(B) any Target Intellectual Property;

         2.20. NO BREACH OF MATERIAL CONTRACTS. Target has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of, any Material Contract. Each of the Target Material Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or to Target's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, would (A) become a default or event of default under any Material Contract, which default or event of default would have a Material Adverse Effect on Target or (B) result in the loss or expiration of any material right or option by Target (or the gain thereof by any third party) under any Material Contract. True, correct and complete copies of all Target Material Contracts have been made available to the Acquiror.

         2.21. THIRD-PARTY CONSENTS. The Target Disclosure Schedule lists all contracts that require a novation or consent to assignment, as the case may be, prior to the Effective Time so that Acquiror shall be made a party in place of Target or as assignee (the "CONTRACTS REQUITING NOVATION OR CONSENT TO ASSIGNMENT"). Such list is complete and accurate.

         2.22. REPRESENTATIONS COMPLETE. None of the representations or warranties made by Target or the Target Shareholders herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Target has delivered or made available true and complete copies of each document that has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF ACQUIROR

          Acquiror and the Acquiror Shareholders represent and warrant to Target and the Former Target Shareholders (as defined in Section 8.1) that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by acquiror to Target to prior to the execution and delivery of this Agreement and attached hereto as SCHEDULE D (the "ACQUIROR DISCLOSURE SCHEDULE"). Any reference in this Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

          3.1. ORGANIZATION, STANDING AND POWER. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Acquiror has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered to Target a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror, each as amended to date. Acquiror is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Acquiror does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          3.2. CAPITAL STRUCTURE. The authorized capital stock of Acquiror consists of 20,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock (6,000,000 of which have been designated as Series A Preferred Stock and 750,000 of which have been designated as Series B Preferred Stock), of which there were issued and outstanding as of the date of this Agreement 858,000 shares of Common Stock, 6,000,000 shares of Series A Preferred Stock (the "SERIES A PREFERRED") and 750,000 shares of Series B Preferred (the "SERIES B PREFERRED"). There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities alter the date of this Agreement, other than pursuant to the exercise of options outstanding as of the date of this Agreement under the Acquiror's 1997 Stock Option Plan (the "ACQUIROR STOCK OPTION PLAN"). All outstanding shares of Acquiror Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Articles of Incorporation or Bylaws of Acquiror, or any agreement to which Acquiror is a party or by which it is bound. As of the date of this Agreement, Acquiror has reserved 6,750,000 shares of Common Stock for issuance upon conversion of the Series A Preferred and Series B Preferred. As of the date of this Agreement, there are currently outstanding options to purchase 1,564,000 shares of Common Stock granted to employees and other service providers pursuant to the Acquiror Stock Option Plan. Except for (i) the rights created pursuant to this Agreement and

(ii) Acquiror's right to repurchase any unvested shares under the Acquiror Stock Option Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror is a party or by which it is bound obligating or allowing Acquiror to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Acquiror Capital Stock or obligating Acquiror to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to the voting, purchase or sale of Acquiror Capital Stock (i) between or among Acquiror and any of its shareholders and (ii) to the best of Acquiror's knowledge, among any of Acquiror's shareholders or between any of Acquiror's shareholders and any third party. True and complete copies of all agreements and instruments relating to or issued under the Acquiror Stock Option Plan have been made available to Target, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the form made available to Target. All outstanding Common Stock, Series A Preferred and Series B Preferred was issued in compliance with all applicable federal and state securities laws.

Acquiror contemplates that it may incur certain indebtedness (which may be convertible into securities of such corporation and which may include warrant coverage) for money borrowed prior to the Effective Time. Each of Acquiror and Target contemplates that any such amounts (together with interest) will be converted into Preferred Stock in the next equity financing consummated by the Surviving Corporation after the Closing Date, Acquiror and Target also contemplate that such additional indebtedness will not affect the exchanges rates in the Merger.

          3.3. AUTHORITY.

               (a) Acquiror has all requisite corporate power and authority to enter into this Agreement, the Agreement of Merger and the Registration Rights Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to consummate the transactions contemplated hereby the thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Acquiror, subject only to the approval of the Merger by Acquiror's shareholders. This Agreement and other Transaction Documents have been duly executed and delivered by Acquiror and constitute the valid and binding obligations of Acquiror enforceable against Acquiror in accordance with their terms.

               (b) The execution and delivery of this Agreement and the other Transaction Documents by Acquiror do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Acquiror, as amended, or (ii) any Material Agreement (as defined in Section 3.19), permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its properties or assets.

               (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to Acquiror in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (iv) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

          3.4. FINANCIAL STATEMENTS. Acquiror has delivered to Acquiror its unaudited financial statements (balance sheet, statement of operations, statement of shareholders' equity and statement of cash flows) as at and for the fiscal year ended March 31, 1998, and its unaudited financial statements (balance sheet and statement of operations) as at and for the one-month period ended April 30, 1998 (collectively, the "ACQUIROR FINANCIAL STATEMENTS"). The Acquiror Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Acquiror Financial Statements fairly present the financial condition and operating results of Acquiror as of the dates, and for the periods, indicated therein, subject in the case of the unaudited financial statements to normal year-end audit adjustments, which are not material in the aggregate. Acquiror maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          3.5. ABSENCE OF CERTAIN CHANGES. Since April 30, 1998 (the "ACQUIROR BALANCE SHEET DATE"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Acquiror; (ii) any acquisition, sale or transfer of any material asset of Acquiror; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror or any revaluation by Acquiror of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Acquiror, or any direct or indirect redemption, purchase or other acquisition by Acquiror of any of its shares of capital stock; (v) any Material Contract entered into by Acquiror, other than as provided to Acquiror, or any material amendment or termination of, or default under, any Material Contract to which Acquiror is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Acquiror; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Acquiror to any of its directors, employees or consultants; or (viii) any negotiation or agreement by Acquiror to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

          3.6. ABSENCE OF UNDISCLOSED LIABILITIES. Acquiror has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet at April 30, 1998 (the "ACQUIROR BALANCE SHEET"), (ii) those incurred in the ordinary course of business prior to the Acquiror Balance Sheet Date and not required to be set forth in the Acquiror Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Acquiror Balance Sheet Date in amounts consistent with prior periods, and (iv) those incurred in connection with the execution of this Agreement.

          3.7. LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror, threatened (including allegations that could form the basis for future action) against Acquiror or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Acquiror, or, to the knowledge of Acquiror, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror. All litigation to which Acquiror is a party (or, to the knowledge of Acquiror, threatened to become a party) is disclosed in the Acquiror Disclosure Letter. Acquiror does not have any plans to initiate any litigation, arbitration or other proceeding against any third party.

          3.8. GOVERNMENTAL AUTHORIZATION. Acquiror has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Acquiror currently operates or holds any interest in any of its properties or
(ii) that is required for the operation of Acquiror's business or the holding of any such interest ((i) and (ii) herein collectively called "ACQUIROR AUTHORIZATIONS"), and all of such Acquiror Authorizations are in full force and effect, except where the failure to obtain or have any such Acquiror Authorizations could not reasonably be expected to have a Material Adverse Effect on Acquiror.

          3.9. TITLE TO PROPERTY. Acquiror has good and marketable title to all of its properties, interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted or that are reflected in the Acquiror Balance Sheet or acquired after the Acquiror Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Acquiror Balance Sheet Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, and (ii) liens securing debt that are reflected on the Acquiror Balance Sheet. The plants, property and equipment of Acquiror that are used in the operations of its business are in good operating condition and repair. All properties used in the operations of Acquiror are reflected in the Acquiror Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.

         3.10. INTELLECTUAL PROPERTY.

               (a) Acquiror is the sole and exclusive owner of all Acquiror Intellectual Property (defined below) free of all contingent and noncontingent liens, restrictions, interests, rights of reversion or termination, and all other encumbrances of any nature. The conduct of Acquiror's business as currently conducted will not infringe, misappropriate or violate any Intellectual Property (defined below) of others. With respect to patent rights, moral rights and Mark rights (defined below), the foregoing representations and warranties of this paragraph are made only to Acquiror's knowledge.

               (b) All Acquiror Intellectual Property that is the subject of any application, registration or issuance with or from any governmental entity is identified on the Acquiror Disclosure Schedule; all such registered or issued Intellectual Property is free from any challenge (or threat thereof) and Acquiror is not aware of any specific basis therefor. All such applications, registrations and issuances have been properly maintained. Acquiror has adequately protected all other Acquiror Intellectual Property through the use of confidentiality agreements and otherwise and Acquiror is not aware of any use, exercise or exploitation of any Acquiror Intellectual Property, except as authorized by Acquiror.

               (c) Each current and former employee and contractor of Acquiror has executed and delivered (and to Acquiror's knowledge, is in compliance with) an agreement in substantially the form of Acquiror's standard Proprietary Information and Inventions Agreement (in the case of an employee) or Acquiror's standard Consulting Agreement (in the case of a contractor) (which agreement provides valid written assignments of all title and rights to any Acquiror Intellectual Property conceived or developed thereunder or otherwise in connection with his or her consulting or employment).

               (d) "INTELLECTUAL PROPERTY" means patent rights; trade name, trademark, service mark and similar rights ("MARK" rights); copyrights; mask work rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto. "ACQUIROR INTELLECTUAL PROPERTY" means all Intellectual Property that has been, is, or is proposed to be owned by Acquiror, or used, exercised, or exploited, or otherwise necessary for, Acquiror's business as currently conducted or as proposed to be conducted.

         3.11. ENVIRONMENTAL MATTERS. Acquiror is and has at all times operated its business in material compliance with all Environmental Laws, and to the best of Acquiror's knowledge, no material expenditures are or will be required in order to comply with such Environmental Laws. "ENVIRONMENTAL LAWS" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials.

         3.12. TAXES.

               (a) All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax Authority with respect to any Taxable period ending on or before the Closing, by or on behalf of Acquiror (collectively, "TAX RETURNS" and individually a "TAX RETURN"), have been or will be completed and filed when due

(including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Acquiror Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the Acquiror Balance Sheet Date and Acquiror has not and will not incur any Tax liability in excess of the amount reflected on the Acquiror Balance Sheet included in the Acquiror Financial Statements with respect to such periods, and
(ii) properly accrue in accordance with GAAP all material liabilities for Taxes payable after the Acquiror Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Acquiror Financial Statements relating to Tax matters is true, complete and accurate in all material respects. No material Tax liability since the Acquiror Balance Sheet Date has been incurred by Acquiror or will be incurred prior to the Effective Time by Acquiror other than in the ordinary course of business, and adequate provision has been made by Acquiror for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

               (b) Acquiror has previously provided or made available to Target true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by Target, prior to or following the date hereof, presently existing information statements and reports. Acquiror has withheld and paid to the applicable financial institution or Tax authority all amounts required to be withheld. To the best knowledge of Acquiror, no Tax Returns filed with respect to Taxable years of Acquiror through the Taxable year ended December 31, 1997 in the case of the United States, have been examined and closed. Acquiror (or any member of any affiliated or combined group of which Acquiror has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Acquiror) investigation now pending or (to the knowledge of Acquiror) threatened against or with respect to Acquiror in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by Acquiror, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to Acquiror, materially and adversely affect the liability of Acquiror for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Acquiror. Acquiror has never been a member of an affiliated group of corporations, within the meaning of
Section 1504 of the Code. Acquiror is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Acquiror nor any person on behalf of Acquiror has entered into or will prior to the Effective Time enter into any agreement or consent pursuant to the collapsible corporation provisions of
Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Acquiror. None of the assets of Acquiror is property that Acquiror is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of Acquiror directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of Acquiror is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Acquiror has not made and will not make a deemed dividend election under Treas. Reg.

Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Acquiror has never been a party to any transaction intended to qualify under Section 355 of the Internal Revenue Code or any corresponding provision of state law. Acquiror has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. No Acquiror shareholder is other than a United States person within the meaning of the Code. Acquiror does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and Acquiror has not engaged in a trade or business within any foreign country. Acquiror has never elected to be treated as an S-corporation under Section 1362 of the Code or any corresponding provision of federal or state law. All material elections with respect to Acquiror's Taxes are reflected on the Acquiror Tax Returns for such periods, copies of which have been provided or made available to Acquiror. Acquiror is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Acquiror is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Acquiror is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4), 162 (other than 162(a)) or 404 of the Code. Acquiror is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Acquiror nor does Acquiror owe any amount under any such Agreement. Acquiror has previously provided or made available to Acquiror true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by Acquiror, prior to or following the date hereof, presently existing information statements and reports. Acquiror is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Acquiror has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

               (c) As used in this Section 3.12, the term "ACQUIROR" means Acquiror and any entity included in, or required under GAAP to be included in, any of the Acquiror Financial Statements.

         3.13. EMPLOYEE BENEFIT PLANS.

               (a) For all purposes under this Section 3.13 "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) that, together with Acquiror, is treated as a single employer under Section 4001(b) of ERISA or
Section 414 of the Code. Except for the plans and agreements listed in the Acquiror Disclosure Schedule (collectively, the "PLANS"), Acquiror and its ERISA Affiliates do not maintain, are not a party to, do not contribute to and are not obligated to contribute to, and are employees or former employees of Acquiror and its ERISA Affiliates and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

                   (i) Any employee benefit plan, as defined in section 3(3) of ERISA;

                   (ii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement; or

                   (iii) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the COBRA.

               (b) Neither Acquiror nor any ERISA Affiliate has, since January 1, 1992, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

               (c) Acquiror has provided to Acquiror complete, accurate and current copies of each of the following:

                   (i) The text (including amendments) of each of the Plans, to the extent reduced to writing;

                   (ii) A summary of each of the Plans, to the extent not previously reduced to writing;

                   (iii) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                         (1) The most recent summary plan description, as
described in section 102 of ERISA;

                         (2) Any summary of material modifications that has been
distributed to participants but has not been incorporated in an updated summary plan description furnished under Subparagraph (1) above; and

                         (3) The annual report, as described in section 103 of
ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

                   (iv) With respect to each Plan that is intended to qualify under section 401(a) of the Code the most recent determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

               (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

               (e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

               (f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

               (g) Each Plan that is intended to qualify under section 401(a) of the Code meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder. Each such Plan has been administered in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) and the applicable provisions of ERISA and the Code and the regulations thereunder, except to the extent that a failure to be so administered would not have a Material Adverse Effect.

               (h) Neither Acquiror nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA, except to the extent that any such liability would not have a Material Adverse Effect.

               (i) All contributions, premiums or other payments due from the Acquiror to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Acquiror. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

         3.14. EMPLOYEES AND CONSULTANTS.

               (a) Acquiror has provided Target with a true and complete list of all individuals employed by the Company as of the date hereof and the position and base compensation payable to each such individual. The Acquiror Disclosure Letter contains a description of any written or oral employment agreements, consulting agreements or termination or severance agreements to which Acquiror is a party.

               (b) Acquiror is not a party to or subject to a labor union or a collective bargaining agreement or arrangement and is not a party to any labor or employment dispute.

               (c) The consummation of the transactions contemplated herein will not result in (i) any amount becoming payable to any employee, director or independent contractor of Acquiror, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Acquiror may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Acquiror or (iv) any cost becoming due or accruing to Acquiror or Target with respect to any employee, director or independent contractor of Acquiror.

               (d) Acquiror is not obligated and upon consummation of the Merger will not be obligated to make any payment or transfer any property that would be considered a "parachute payment" under section 280G(b)(2) of the Code.

               (e) To the knowledge of Acquiror, no employee of Acquiror has been injured in the work place or in the course of his or her employment, except for injuries that are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

               (f) Acquiror has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best knowledge of Acquiror, the information and documents on which Acquiror relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Acquiror pursuant to IRCA, and to the knowledge of Acquiror, there is no basis for the filing of such a complaint.

               (g) Acquiror has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of Acquiror, is there a basis for any complaint, except such complaints as could not reasonably be expected to have a Material Adverse Effect.

               (h) Acquiror's action in complying with the terms of this Agreement will not violate any agreements with any of Acquiror's employees.

               (i) Acquiror has filed all required reports and information with respect to its employees that are due prior to the Closing Date and otherwise has complied in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies, except to the extent that any such failure to file or comply would not have a Material Adverse Effect on Acquiror. Acquiror has filed and shall file any such reports and information that are required to be filed prior to the Closing Date.

               (j) Acquiror is not aware that any of its employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "EMPLOYEE OBLIGATION") that would interfere with the use of his or her best efforts to promote the interests of Acquiror or that would conflict with any of Acquiror's business as conduct or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of Acquiror's business as conducted or proposed, will, to Acquiror's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation.

          3.15. RELATED-PARTY TRANSACTIONS. No employee, officer or director of Acquiror or member of his or her immediate family is indebted to Acquiror, nor is Acquiror indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of Acquiror's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Acquiror is affiliated or with which Acquiror has a business relationship, or any firm or corporation that competes with Acquiror, except to the extent that employees, officers, or directors of Acquiror and members of their immediate families own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of Acquiror is directly or indirectly interested in any material contract with Acquiror.

          3.16. INSURANCE. Acquiror has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Acquiror. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Acquiror is otherwise in compliance with the terms of such policies and bonds. Acquiror has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          3.17. COMPLIANCE WITH LAWS. Acquiror has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Acquiror.

          3.18. BROKERS' AND FINDERS' FEES. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          3.19. MATERIAL CONTRACTS. Except for the material contracts described in the Acquiror Disclosure Schedule (collectively, the "ACQUIROR MATERIAL CONTRACTS"), Acquiror is not a party to or bound by any material contract, including without limitation:

               (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

               (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $100,000 over the life of the contract;

               (c) any contract that expires or may be renewed at the option of any person other than the Acquiror so as to expire more than one year after the date of this Agreement;

               (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

               (e) any contract for capital expenditures in excess of $100,000 in the aggregate;

               (f) any contract limiting the freedom of the Acquiror to engage in any line of business or to compete with any other person or any confidentiality, secrecy or non-disclosure contract;

               (g) any contract pursuant to which Acquiror leases any real property;

               (h) any contract pursuant to which the Acquiror is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

               (i) any contract with any person with whom the Acquiror does not deal at arm's length within the meaning of the Code;

               (j) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

               (k) any license, sublicense or other agreement to which Acquiror is a party (or by which it or any Acquiror Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to Use, or given access to any Acquiror Intellectual Property other than (A) access to or Use of standard object code product pursuant to a customary non-exclusive end-user, object code, internal-use software license and support/maintenance agreements entered into in the ordinary course of business or (B) access provided in the ordinary course of business under a customary nondisclosure/nonuse agreement;

               (l) any license, sublicense or other agreement pursuant to which Acquiror has been or may be assigned or authorized to Use, or has or may incurred any obligation in connection with, (A) any third party Intellectual Property or (B) any Acquiror Intellectual Property;

          3.20. NO BREACH OF MATERIAL CONTRACTS. Acquiror has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of, any Material Contract. Each of the Acquiror Material Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Acquiror or to Acquiror's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, would (A) become a default or event of default under any Material Contract, which default or event of default would have a Material Adverse Effect on Acquiror or (B) result in the loss or expiration of any material right or option by Acquiror (or the gain thereof by any third party) under any Material Contract. True, correct and complete copies of all Acquiror Material Contracts have been made available to the Acquiror.

          3.21. REPRESENTATIONS COMPLETE. None of the representations or warranties made by Acquiror or the Acquiror Shareholders herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the

Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Acquiror has delivered or made available true and complete copies of each document which has been requested by Target or its counsel in connection with their legal and accounting review of Acquiror.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

          4.1. CONDUCT OF BUSINESS OF TARGET AND ACQUIROR. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target and Acquiror each agree (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither Target nor Acquiror shall do, cause or permit any of the following, without the prior written consent of the other:

               (a) CHARTER DOCUMENTS. Cause or permit any amendments to its Articles of Incorporation or Bylaws;

               (b) DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

               (c) MATERIAL CONTRACTS. Enter into any material contract, agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, agreements or licenses other than in the ordinary course of business consistent with past practice;

               (d) STOCK OPTION PLANS, ETC. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; or

               (e) ISSUANCE OF SECURITIES. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement. Acquiror and Target each contemplate that they may incur certain indebtedness

(which may be convertible into securities of such corporation and which may include warrant coverage) for money borrowed prior to the Effective Time. Any such indebtedness incurred by Target prior to the Effective Time will, by virtue of the Merger, become indebtedness of the Surviving Corporation. Each of such parties also contemplates that any such amounts (together with interest) will be converted into Preferred Stock in the next equity financing consummated by the Surviving Corporation after the Closing Date. Acquiror and Target also contemplate that such additional indebtedness will not affect the exchanges rates in the Merger.

               (f) INTELLECTUAL PROPERTY. Transfer to or license any person or entity or otherwise extend, amend or modify any rights to its Intellectual Property other than the grant of non-exclusive licenses in the ordinary course of business consistent with past practice;

               (g) EXCLUSIVE RIGHTS. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

               (h) DISPOSITIONS. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets that are material, individually or in the aggregate, to its business;

               (i) INDEBTEDNESS. Incur or commit to incur any indebtedness in excess of $25,000 for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others; provided that Acquiror may incur such indebtedness if approved the Board of Directors of Acquiror and Target may incur such indebtedness if approved the Board of Directors of Target. Acquiror and Target each contemplate that they may incur certain indebtedness for money borrowed prior to the Effective Time. Any such indebtedness incurred by Target prior to the Effective Time will, by virtue of the Merger, become indebtedness of the Surviving Corporation. Each of such parties also contemplates that any such amounts (together with interest) will be converted into Preferred Stock in the next equity financing consummated by the Surviving Corporation after the Closing Date. Acquiror and Target also contemplate that such additional indebtedness will not affect the exchanges rates in the Merger.

               (j) LEASES. Enter into any operating lease requiting payments in excess of $100,000;

               (k) PAYMENT OF OBLIGATIONS. Pay, discharge or satisfy in an amount in excess of $100,000 in any one case or $250,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements or in the Acquiror Financial Statements;

               (l) CAPITAL EXPENDITURES. Incur or commit to incur any capital expenditures in excess of $200,000 in the aggregate;

               (m) INSURANCE. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

               (n) TERMINATION OR WAIVER. Terminate or waive any right of substantial value, other than in the ordinary course of business;

               (o) EMPLOYEE BENEFITS; SEVERANCE. Take any of the following actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee,
(iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

               (p) LAWSUITS. Commence a lawsuit or arbitration proceeding other than (i) for the routine collection of bills or (ii) for a breach of this Agreement;

               (q) ACQUISITIONS. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

               (r) TAXES. Make any material Tax election other than in the ordinary course of business and consistent with past practice, change any material Tax election, adopt any Tax accounting method other than in the ordinary course of business and consistent with past practice, change any Tax accounting method, file any Tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns or sales tax returns) or any amendment to a Tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

               (s) REVALUATION. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

               (t) OTHER. Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (s) above, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

          5.1. PREPARATION OF INFORMATION STATEMENT. As soon as practicable after the execution of this Agreement, Acquiror and Target shall prepare a joint Information Statement for their respective shareholders to approve this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby. The Information Statement shall constitute the disclosure document for the offer and issuance of the shares of Acquiror Common and Preferred Stock to be received by the holders of Target Capital Stock in the Merger. Each of Acquiror and Target shall use its best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Subject to the provisions of Section 5.1, the Information Statement shall contain the recommendation of Acquiror's and Target's Boards of Directors that their respective shareholders approve the Merger and this Agreement and the conclusion of the Boards of Directors that the terms and conditions of the Merger are fair and reasonable to each company's shareholders.

          5.2. SHAREHOLDERS MEETING OR CONSENT SOLICITATION. Each of Acquiror and Target shall promptly after obtaining a permit allowing the issuance of shares of Acquiror Common and Preferred Stock in exchange for shares of Target Capital Stock and the assumption of all Target Options and Target Warrant by Acquiror as contemplated by Section 1.1 hereof take all actions necessary to either (i) call a meeting of its shareholders to be held for the purpose of voting upon this Agreement and the Merger or (ii) commence a consent solicitation to obtain such approvals on or prior to July 31, 1998, or as soon thereafter as is practicable. Each of Acquiror and Target will, through its Board of Directors, recommend to its shareholders approval of such matters.

          5.3. ACCESS TO INFORMATION.

               (a) Each of Acquiror and Target shall afford the other party and the other party's accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Acquiror's or Target's (as the case may be) properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Acquiror or Target (as the case may be) as Acquiror or Target (as the case may be) may reasonably request. Each of Acquiror and Target agrees to provide to the other party and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

               (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

               (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          5.4. PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld).

          5.5. CONSENTS; COOPERATION. Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use its best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

          5.6. UPDATE DISCLOSURE; BREACHES. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party, by update to its Disclosure Schedule, of (i) the occurrence or non-occurrence of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Target or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement that would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this
Section 5.6 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

          5.7. INDEMNIFICATION.

               (a) From and after the Effective Time, Acquiror and the Surviving Corporation jointly and severally shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of Target (the "INDEMNIFIED PARTIES") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under Target's Articles of Incorporation, Bylaws and indemnification agreements in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

               (b) If Acquiror or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in each such case, proper provision shall be made so that such successors or assigns of Acquiror or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.7.

         5.8. LEGAL REQUIREMENTS. Each of Acquiror and Target will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

         5.9. TAX-FREE REORGANIZATION. Neither Target nor Acquiror will, either before or after consummation of the Merger, take any action which, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368.

         5.10. BLUE SKY LAWS. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable to the issuance of the Acquiror Common and Preferred Stock in connection with the Merger. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of Acquiror Common and Preferred Stock in connection with the Merger.

         5.11. STOCK OPTIONS.

               (a) At the Effective Time, the Target Stock Option Plans and each outstanding option to purchase shares of Target Common Stock under the Target Stock Option Plans, whether vested or unvested, shall be assumed by Acquiror. Target has delivered to Acquiror a schedule in the form attached hereto as Schedule E (the "OPTION SCHEDULE") that sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Target Stock Option Plans, including the number of shares of Target Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Target shall deliver to Acquiror an updated Option Schedule current as of such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plans immediately prior to the Effective Time, except that (i) such option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Common Exchange Ratio and rounded down to the nearest whole number of shares of Acquiror Common Stock, and

(ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent. It is the intention of the parties that the options so assumed by Acquiror qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 60 business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Target Stock Option Plans, a document in form and substance satisfactory to Target evidencing the foregoing assumption of such option by Acquiror.

               (b) Acquiror shall comply with the terms of the Target Stock Option Plans and ensure, to the extent required by, and subject to the provisions of, such Target Stock Option Plan, that Target Stock Options that qualified as incentive stock options prior the Effective Time continue to quality as incentive stock options after the Effective Time.

               (c) Acquiror shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Acquiror Common Stock for delivery under Target Stock Options assumed in accordance with this
Section 5.11.

          5.12. ADDITIONAL AGREEMENTS; BEST EFFORTS. Each of the parties agrees to use their best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of shareholders of Target and Acquiror, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the constituent corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

          5.13. EMPLOYEE BENEFITS. Acquiror shall take such reasonable actions, to the extent permitted by Acquiror's benefits program, as are necessary to allow eligible employees of Target to participate in the benefit programs of Acquiror, or alternative benefits programs in the aggregate substantially comparable to those applicable to employees of Acquiror on similar terms, as soon as practicable after the Effective Time of the Merger. For purposes of satisfying the terms and conditions of such programs, to the extent permitted by Acquiror's benefit programs, Acquiror shall use reasonable efforts to give full credit for eligibility, or vesting for each participant's period of service with Target.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

          6.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

               (a) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the shareholders of Acquiror and of Target;

               (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted;

               (c) GOVERNMENTAL APPROVAL. Acquiror and Target shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR;

               (d) TAX OPINION. Each of Target and Acquiror shall have received a written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. In preparing the Target and the Acquiror tax opinions, counsel may rely on reasonable assumptions and may also rely on (and to the extent reasonably required, the parties and Target's shareholders shall make) reasonable representations related thereto;

               (e) REGISTRATION RIGHTS AGREEMENT. Acquiror and the holders of the Target Series 1 Preferred Stock shall have entered into a Registration Rights Agreement in a form reasonably acceptable to Acquiror and Target.

          6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF TARGET. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

               (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as disclosed in the Acquiror Disclosure Schedule, (i) the representations and warranties of Acquiror in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

               (B) CERTIFICATE OF ACQUIROR. Target shall have been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                   (i) all representations and warranties made by Acquiror under this Agreement are true and complete in all material respects; and

                   (ii) all covenants, obligations and conditions of this Agreement to be performed by Acquiror on or before such date have been so performed in all material respects.

               (c) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Acquiror.

               (d) AMENDED AND RESTATED ARTICLES OF INCORPORATION OF ACQUIROR. Acquiror shall have adopted and filed with the Secretary of State of California the Amended and Restated Articles of Incorporation in the form attached hereto as EXHIBIT C.

               (e) COMPLETION OF WI-LAN, INC. TRANSACTION. Acquiror shall have completed the restructuring transaction with Wi-LAN, Inc. ("Wi-LAN"), which transaction is described on the Acquiror Disclosure Schedule. As part of the restructuring, Wi-Lan's equity ownership in Wireless shall have been reduced from 3,000,000 shares of Series A Preferred Stock to 1,300,000 shares of Series A Preferred Stock (as described in the Acquiror Disclosure Schedule). The other terms of conditions of the restructuring transaction shall be reasonably acceptable to Target.

          6.3. ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ACQUIROR. The obligations of Acquiror to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

               (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as disclosed in the Target Disclosure Schedule(i) the representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time;

               (b) CERTIFICATE OF TARGET. Acquiror shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective Time:

                   (i) all representations and warranties made by Target under this Agreement are true and complete in all material respects; and

                   (ii) all covenants, obligations and conditions of this Agreement to be performed by Target on or before such date have been so performed in all material respects.

               (c) THIRD PARTY CONSENTS. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth on the Target Disclosure Schedule, if failure to obtain such consents or approvals would or would reasonably be expected to have a Material Adverse Effect on Target.

               (d) INJUNCTIONS OR RESTRAINTS ON MERGER AND CONDUCT OF BUSINESS. No proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

               (e) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target.

               (f) FIRPTA CERTIFICATE. Target shall, prior to the Closing Date, provide Acquiror with a properly executed FIRPTA Notification Letter, substantially in the form of EXHIBIT D attached hereto, which states that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation
Section 1.897-2(h)(2) and substantially in the form of EXHIBIT D attached hereto along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

               (g) RESIGNATION OF DIRECTORS. The directors of Target in office immediately prior to the Effective Time shall have resigned as directors of Target effective as of the Effective Time.

               (h) TERMINATION OF WARRANTS. The holders of a majority of the Warrants to purchase an aggregate of 419,268 shares of Target Common Stock issued in connection with Target's June 1996 bridge financing shall have voted to terminate each of the warrants issued in such financing.

                                   ARTICLE VII

                   TERMINATION, EXPENSES, AMENDMENT AND WAIVER

          7.1. TERMINATION. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Target and Acquiror, this Agreement may be terminated:

               (a) by mutual consent duly authorized by the Board of Directors of Acquiror and Target;

               (b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before July 31, 1998 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

               (c) by Acquiror, if (i) Target shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within five (5) business days of receipt by Target of written notice of such breach, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(i) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(ii) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement, or (iii) for any reason Target fails to call and hold the Target Shareholders Meeting or commence solicitation of shareholder consents by July 31, 1998, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(iii) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement;

               (d) by Target, if (i) Acquiror shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within five (5) days following receipt by Acquiror of written notice of such breach, provided that the right to terminate this Agreement by Target under this Section 7.1(d) shall not be available to Target where Target is at that time in material breach of this Agreement, (ii) the Board of Directors of Acquiror shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Target or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by Target under this Section 7.1 (d)(ii) shall not be available to Target where Target is at that time in willful breach of this Agreement, or (iii) for any reason Acquiror fails to call and hold the Acquiror Shareholders Meeting or commence solicitation of shareholder consents by July 31, 1998, provided that the right to terminate this Agreement by Target under this Section 7.1(d)(iii) shall not be available to Target where Target is at that time in material breach of this Agreement;

               (e) by Acquiror if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the shareholders of Target or Acquiror shall not have been obtained by reason of the failure to obtain the required shareholder consents within 20 days of the commencement of a shareholder consent solicitation or vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof; or

               (f) by Target if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the shareholders of Target or Acquiror shall not have been obtained by reason of the failure to obtain the required shareholder consents within 20 days of the commencement of a shareholder consent solicitation or vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof.

          7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

          7.3. EXPENSES AND TERMINATION FEES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

          7.4. AMENDMENT. The Boards of Directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto, provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Acquiror or Target shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Capital Stock,
(ii)alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Target Capital Stock.

          7.5. EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i)extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii)waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii)waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                 INDEMNIFICATION

          8.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any investigation conducted before or after the Closing Date, Acquiror, Target and the holders of Target Capital Stock (collectively, the "FORMER TARGET SHAREHOLDERS") will be entitled to rely upon the other party's (including those made by certain shareholders of the other party), representations, warranties and covenants set forth in this Agreement. The obligations of Acquiror, the Acquiror Shareholders, Target and the Target Shareholders with respect to its representations, warranties, agreements and covenants will survive the Closing and continue in full force and effect until the date twelve (12) months following the Closing Date (the "TERMINATION DATE"), provided that any claim for indemnification made prior to the end of such twelve
(12) month period following the Closing Date shall survive until paid or otherwise resolved in accordance with the terms of this Agreement.

          8.2. INDEMNITY BY TARGET SHAREHOLDERS. From and after the Effective Time of the Merger, and subject to the other provisions of this Section 8, Acquiror (on or after the Closing Date) shall be indemnified and held harmless by the Target Shareholders against, and reimbursed for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense (excluding any indirect or consequential damages to Acquiror, other than any such damages resulting from injunctive relief granted as to an intellectual property claim), including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) imposed on or reasonably incurred by Acquiror as a result of any breach of any representation, warranty, agreement or covenant on the part of Target or the Target Shareholders under this agreement (collectively the "ACQUIROR DAMAGES"). Notwithstanding any of the foregoing, the Target Shareholders shall NOT have any indemnification obligation to Acquiror as a result of any breach of any representation, warranty, agreement or covenant on the part of Target or the Target Shareholders under this Agreement if, at the time that this Agreement was executed or at the Effective Time, William Gibson or Charles Pai knew, or reasonably should have known, that such representation, warranty, agreement or covenant was inaccurate or not complied with. Acquiror Damages in each case shall be net of the amount of any insurance proceeds, indemnity and contribution actually recovered by Acquiror. "Acquiror Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred or sustained by Acquiror in the absence of claims by a third party.

          8.3. INDEMNITY BY ACQUIROR AND ACQUIROR SHAREHOLDERS. From and after the Effective Time of the Merger, and subject to the other provisions of this
Section 8, the Former Target Shareholders (on or after the Closing Date) shall be indemnified and held harmless by the Acquiror and the Acquiror Shareholders against, and reimbursed for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense (excluding any indirect or consequential damages to the Former Target Shareholders, other than any such damages resulting from injunctive relief granted as to an intellectual property claim), including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) imposed on or reasonably incurred by the Former Target Shareholders as a result of any breach of any representation, warranty, agreement or covenant on the part of Acquiror or the Acquiror Shareholders under this Agreement (Collectively the "FORMER TARGET SHAREHOLDERS DAMAGES"). Former Target Shareholders Damages in each case shall be net of the amount of any insurance proceeds, indemnity and contribution actually recovered by the Former Target Shareholders. "Former Target Shareholders Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred or sustained by the Former Target Shareholders in the absence of claims by a third party. For purposes of this Section 8, the term "Damages" shall mean Acquiror Damages or Former Target Shareholders Damages, as the case may be.

          8.4. DAMAGE THRESHOLD. Notwithstanding the foregoing, neither Acquiror nor the Former Target Shareholders may receive indemnification for any Damages pursuant to this Section 8 unless and until the amount of the Damages sustained by Acquiror or all Former Target Shareholders, as the case may be, shall exceed $1,000,000 (the "Damage Threshold Amount"). Once the aggregate claims reach the Damage Threshold Amount, the indemnitees shall be liable for all such claims, excluding amounts required to reach the Damage Threshold Amount, subject to the damage limitations contained in Section 8.5.

          8.5. DAMAGE LIMITATIONS; LIMITATION ON REMEDIES. The ability of the Acquiror and of the Former Target Shareholders to make claims for indemnification against the Acquiror Shareholders or the Target Shareholders pursuant to this Section shall be limited (i) in the case of the Acquiror Shareholders, to the shares of capital stock of Acquiror held by such Acquiror Shareholders at the Effective Time, and (ii) in the case of the Target Shareholders, to the shares of capital stock of Acquiror held by such Target Shareholders immediately after the Effective Time. The indemnification obligations of the Target Shareholders and of the Acquiror Shareholders described in the preceding sentence shall be the sole and exclusive obligations of the Target Shareholders and of the Acquiror Shareholders with respect to any representation, warranty, covenant or agreement made by Target, the Target Shareholders, Acquiror or the Acquiror Shareholders under this Agreement and no former shareholder, optionholder, warrantholder, director, officer, employee or agent of Target or Acquiror shall have any other personal liability to Acquiror or the Former Target Shareholders after the Closing in connection with the Merger. In no event shall the indemnification obligations of (a) Acquiror and the Acquiror Shareholders exceed a maximum of $2,000,000 in the aggregate (the "Acquiror's Aggregate Indemnification Obligation") or (b) the Target Shareholders exceed a maximum of $2,000,000 in the aggregate (the "Target Shareholders' Aggregate Indemnification Obligation"). Moreover, the indemnification obligations of the Target Shareholders and the Acquiror Shareholders shall be limited to their Acquiror Common Stock and Acquiror Preferred Stock, which Acquiror Common Stock and Acquiror Preferred Stock shall be deemed to have a value of $2.50 per share for purposes of the $2,000,000 ceiling on liability described in the preceding sentence. The parties to this Agreement agree that the per share price described in the preceding sentence was determined without implication on the actual fair market value of the Acquiror's Common Stock or Preferred Stock at or after the Closing Date, such amount being selected by the parties hereto for purposes of administrative convenience in applying the indemnification provisions of this Section 8. Each particular Target Shareholder's indemnity obligation shall not exceed such Target Shareholder's pro rata share (as described below) of the difference between the Acquiror Damages and the Damage Threshold Amount (the "Net Acquiror Damages"), which Net Acquiror Damages in the aggregate shall not exceed the Target Shareholders' Aggregate Indemnification Obligation. Such Target Shareholder's pro rata share of the Net Acquiror Damages shall be determined by multiplying the Net Acquiror Damages by a fraction, the numerator of which shall be the number of shares of Target Common Stock and Preferred Stock held by such Target Shareholder at the Effective Time (on an as-converted basis) and the denominator of which shall be the total number of shares of Target Common and Preferred Stock held by all Target Shareholders at the Effective Time (on an as-converted basis). Each particular Acquiror Shareholder's indemnity obligation shall not exceed such Acquiror Shareholder's pro rata share (as described below) of the difference between the Former Target Shareholders Damages and the Damage Threshold (the "Net Former Target Shareholders Damages"), which Net Former Target Shareholders Damages in the aggregate shall not exceed the Acquiror Aggregate Indemnification Obligation. Such Acquiror Shareholder's pro rata share of the Net Former Target Shareholders Damages shall be determined by multiplying the Net Former Target Shareholders Damages by a fraction, the numerator of which shall be the number of shares of Acquiror Common Stock and Preferred Stock held by such Acquiror Shareholder at the Effective Time (on an as-converted basis) and the denominator of which shall be the total number of shares of Acquiror Common and Preferred Stock held by all Acquiror Shareholders at the Effective Time (on an as-converted basis). The Former Target Shareholders shall be entitled to seek indemnification from either Acquiror or the Acquiror Shareholders, or a combination of both, at the discretion of the Former Target Shareholders.

          8.6. RESTRICTIONS ON TRANSFER ACQUIROR SHAREHOLDERS AND TARGET SHAREHOLDERS. Each Acquiror Shareholder and Target Shareholder agrees that, during the period specified in Section 8.1 during which such shareholder may potentially have an indemnification obligation under this Section 8, it shall not directly or indirectly sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of (other than to a transferee who agrees to be bound by the indemnification obligations of this
Section 8) any Acquiror Common Stock or Acquiror Preferred Stock owned by such shareholder at the Effective Time. In order to enforce the foregoing covenant, the Acquiror may impose stop-transfer instructions with respect to the Acquiror Stock of each Acquiror Shareholder and Target Shareholder until the end of such period.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          9.1. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               (a)      if to Acquiror, to:

                        Wireless, Inc.
                        19 Davis Drive
                        Belmont, CA

                        Attention: President
                        Facsimile No.: (650) 595-4907
                        Telephone No.: (650) 595-3300

                        with a copy to:

                        Gibson, Dunn & Crutcher LLP
                        One Montgomery Street
                        Telesis Tower, 26TH Floor
                        San Francisco, CA 94104-4505
                        Attention: William Hudson
                        Facsimile No.: (415) 393-8306
                        Telephone No.: (415) 393-8200

               (b)      if to Target, to:

                        2130 Fulton Street
                        San Francisco, CA 94117
                        Attention: Michael Hone
                        Facsimile No.: (650) 422-6433
                        Telephone No.: (650) 595-3300

                        with a copy to:

                        Gunderson Dettmer
                        155 Constitution Drive
                        Menlo Park, CA 94025
                        Attention: Daniel O'Connor
                        Facsimile No.: (650) 321-2800
                        Telephone No.: (650) 463-5470

          9.2. INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party and its subsidiaries reasonably believed to have knowledge of such matters. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 4, 1998. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          9.4. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, the other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          9.5. SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          9.6. REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          9.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

          9.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

          9.9. RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or role of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

               IN WITNESS WHEREOF, Target, the Target Shareholders, Acquiror and the Acquiror Shareholders have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                      TARGET

                                      By: /S/ WILLIAM GIBSON
                                         --------------------------------------
                                          William Gibson
                                          President

                                      By: /S/ MICHAEL HONE
                                         --------------------------------------
                                          Michael Hone
                                          Member of the Board of Directors

                                      ACQUIROR

                                      By: /S/ WILLIAM GIBSON
                                         --------------------------------------
                                          William Gibson
                                          President

                                      By: /S/ CAROL LEFCOURT
                                         --------------------------------------
                                          Carol Lefcourt
                                          Member of the Board of Directors




            SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                                      ACQUIROR SHAREHOLDERS:

                                      Crossroads Venture II, L.P.

                                      By: /S/ WILLIAM GIBSON
                                         --------------------------------------
                                          William Gibson

                                      Title:
                                            -----------------------------------

                                      Address:
                                              ---------------------------------
                                              ---------------------------------
                                              ---------------------------------


                                      Telephone:
                                                -------------------------------
                                      Facsimile:
                                                -------------------------------




            SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                                      Crossroads Venture III, L.P.

                                      By: /S/ WILLIAM GIBSON
                                         --------------------------------------
                                          William Gibson

                                      Title:
                                            -----------------------------------

                                      Address:
                                              ---------------------------------
                                              ---------------------------------
                                              ---------------------------------


                                      Telephone:
                                                -------------------------------
                                      Facsimile:
                                                -------------------------------




            SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                               TARGET SHAREHOLDERS:

                               Adtel Limited Partnership
                               Advent Crown Fund C.V.
                               Global Private Equity H Limited Partnership
                               Golden Gate Development and Investment
                                   Limited Partnership
                                   By:   Advent International Limited
                                            Partnership, General Partner
                                   By:   Advent International Corporation,
                                            General Partner
                                   By:   Andrew I. Fillat,
                                            Vice President*

                               Advent International Investors II Limited
                               Partnership

                                   By:   Advent International Corporation,
                                            General Partner
                                   By:   Andrew I. Fillat,
                                            Vice President*

                               *For all of the above.


                               /S/ ANDREW I. FILLAT
                               ------------------------------------------------
                               Andrew I. Fillat




            SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                               HMS (Overseas) Partners

                               By: /S/ MICHAEL HONE
                                  ---------------------------------------------
                               PRINT NAME: MICHAEL HONE
                                          -------------------------------------
                               TITLE: PARTNER
                                     ------------------------------------------

                               HMS Capital Partners (Annex)

                               By: /S/ MICHAEL HONE
                                  ---------------------------------------------
                               PRINT NAME: MICHAEL HONE
                                          -------------------------------------
                               TITLE: PARTNER
                                     ------------------------------------------

                               HMS Capital Partners

                               By: /S/ MICHAEL HONE
                                  ---------------------------------------------
                               PRINT NAME: MICHAEL HONE
                                          -------------------------------------
                               TITLE: PARTNER
                                     ------------------------------------------

                               HMS Group

                               By: /S/ MICHAEL HONE
                                  ---------------------------------------------
                               PRINT NAME: MICHAEL HONE
                                          -------------------------------------
                               TITLE: PARTNER
                                     ------------------------------------------




            SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                               Alta V Limited Partnership

                               By: Alta V Management Partners
                                  ---------------------------------------------
                               By: /S/ [illegible]
                                  ---------------------------------------------
                               Title: General Partner

                               Customs House Partners

                               By: /S/ ELAINE WALKER
                                  ---------------------------------------------
                               PRINT NAME: ELAINE WALKER
                                          -------------------------------------
                               TITLE: UNDER POWER OF ATTORNEY
                                     ------------------------------------------




            SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                               MVP Investors L.P.

                               BY: /S/ MICHAEL F. SCHIAVO
                                  ---------------------------------------------
                               PRINT NAME: MICHAEL F. SCHIAVO
                                          -------------------------------------
                               TITLE: GENERAL PARTNER
                                     ------------------------------------------

                               ADDRESS: C/O MVP VENTURES
                                       ----------------------------------------
                                        45 MILK ST 9FL
                                       ----------------------------------------
                                        BOSTON, MA 02109
                                       ----------------------------------------

                               TELEPHONE:         (617) 457-5200
                                         --------------------------------------
                               FACSIMILE:         (617) 492-5931
                                         --------------------------------------




            SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                               Chestnut III, L.P.
                               By: Chestnut III Management Limited Partnership, Investment General Partner

                               By:  /S/ MICHAEL F. SCHIAVO
                                  ---------------------------------------------
                                    Michael F. Schiavo
                                    General Partner

                               Chestnut Capital International III, L.P.
                               By: MVP Capital Limited Partnership,
                                   Investment General Partner

                               By:  /S/ MICHAEL F. SCHIAVO
                                  ---------------------------------------------
                                    Michael F. Schiavo
                                    General Partner

                               Late Stage Fund 1990, L.P.
                               By: MVP Capital Limited Partnership,
                                   Investment General Partner

                               By:  /S/ MICHAEL F. SCHIAVO
                                  ---------------------------------------------
                                    Michael F. Schiavo
                                    General Partner

                               Late Stage Fund 1991, L.P.
                               By: MVP Capital Limited Partnership,
                                   Investment General Partner

                               By:  /S/ MICHAEL F. SCHIAVO
                                  ---------------------------------------------
                                    Michael F. Schiavo
                                    General Partner




            SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                               Michael Hone, TTEE Mchone Inc. Prft Shrg Pl.


                               BY: /S/ [illegible]

                               ADDRESS:   Fredrick Hall
                                       ----------------------------------------
                                          2199 Fulton Street
                                       ----------------------------------------
                                          San Francisco, CA 94117
                                       ----------------------------------------
                               TELEPHONE: (415) 422 6723
                                        ---------------------------------------
                               FACSIMILE: (415) 422-6497
                                       ----------------------------------------




            SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION